Exhibit 99.1

For immediate release	For more information:
Scott Dueser, Chairman, President and CEO
325.627.7155

FIRST FINANCIAL BANKSHARES NAMES LIMERICK

EXECUTIVE VICE PRESIDENT AND CHIEF INFORMATION OFFICER

ABILENE, Texas, January 28, 2015 - First Financial Bankshares, Inc. (NASDAQ: FFIN) has elected Thomas S. (Stan) Limerick to the position of Executive Vice President and Chief Information Officer. The announcement was made by the Board of Directors of First Financial Bankshares, Inc.

“We are delighted to welcome Stan to the Company’s executive management team and to Abilene,” said F. Scott Dueser, Chairman, President and CEO. “Stan has the experience and expertise to manage all strategic and operational information technology needs for our growing company.”

Limerick began his technology career in 1979 at Texas Instruments. He graduated from the University of Texas at Dallas with a Bachelor of Science degree in Computer Science. His career highlights include having served as chief technology architect and manager at IBM, global enterprise and strategic process architect at General Motors and sales engineering manager at Jack Henry and Associates. Having held leadership positions at Whitney National Bank in Louisiana, Ameris Bank in Georgia and GMAC in Michigan, he brings significant financial institution experience to First Financial Bankshares, Inc. Limerick holds several U.S. Patents for technological innovations and was awarded the 500 Innovation Award from Information Week in 2010. He is a former board member of OMG (Object Management Group).

About First Financial Bankshares, Inc.

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 12 banking regions with 62 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.